                                                                   EXHIBIT 10.8


                     TELEHUB COMMUNICATIONS CORPORATION

    THIS OPTION IS NONTRANSFERABLE OTHER THAN BY WILL OR THE LAWS OF DESCENT AND DISTRIBUTION AND THE SHARES UNDERLYING THIS OPTION MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE COMPANY'S SATISFACTION.

                  INCENTIVE STOCK OPTION CERTIFICATE # [ ]

[Grant Date]                                                  [# ] Common Shares

     TeleHub Communications Corporation, a Nevada corporation (the "Company"), for good and valuable consideration, especially continuing to serve as a Company employee due to ownership or increased ownership of the Company's common shares, par value $0.001, ("Shares"), the receipt and sufficiency of which consideration hereby is acknowledged, grants [OPTIONEE'S NAME] ("Optionee") an Incentive Stock Option ("ISO") to purchase [# ] SHARES pursuant to the Company's 1997 Stock Option Plan (the "Plan").

     1. EXERCISE PRICE. The purchase price ("Exercise Price") for Shares purchased pursuant to this ISO is $[Exercise Price] per Share, which shall be paid in full at the time of exercise in accordance with Section 4 below.

     2. VESTING SCHEDULE AND EXPIRATION. This ISO becomes exercisable ("vests") as follows:

            Immediately as to [# ] Shares;
            As to [# ] Shares on January 1, 1998;
            As to [# ] Shares on January 1, 1999;
            As to [# ] Shares on January 1, 2000;

Optionee may exercise this ISO only with respect to vested Shares. Unless sooner terminated as provided by this Certificate or by the Plan, this ISO shall expire on March 26, 2007.

     3. MANNER OF EXERCISE. This ISO may be exercised by delivering an executed Exercise Form (attached to this Certificate) to the Company's Chief Financial Officer together with full payment for all Shares to be issued pursuant to the exercise. This ISO shall be exercised for multiples of 100 shares or the total number of Shares for which this ISO has vested.

     4. PAYMENT. Payment shall be tendered in cash, by certified check or by any other payment method authorized by the Committee. The Committee has sole discretion to authorize other methods of payment.

     5. SUBJECT TO PLAN. This ISO is subject to the terms and conditions of the Plan and the rules and regulations for the administration of the Plan. The Plan's terms, conditions and associated rules and regulations are incorporated into this Certificate by reference.

     6. REPRESENTATION ABOUT STOCK OWNERSHIP. Optionee does not own stock possessing more than 10% of the total combined voting power or value of all classes of the Company's outstanding capital stock (10% Ownership).

     7. NON-TRANSFERABIIITY OF OPTIONS. During Optionee's lifetime, this ISO may only be exercised by Optionee. This ISO may only be transferred by will or the laws of descent and distribution.

     8. TRANSFER RESTRICTIONS ON SHARES. Unless registered under the Securities Act of 1933 (the "Securities Act"), all Shares acquired upon exercise of this ISO shall constitute "restricted securities" (as defined in SEC Rule 144 promulgated under the Securities Act). As restricted securities, such Shares may only be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act; the availability of such exemption must be established to the satisfaction of the Company. The certificates representing such Shares may bear a legend stating these restrictions.

     9. HOLDING PERIOD FOR SHARES. In order to receive the favorable tax treatment accorded to incentive stock options, Optionee must hold any Shares acquired upon exercise of this ISO until two years after the issuance of this ISO and one year after exercise. Although Optionee may sell such Shares prior to that time, such sale will disqualify this ISO from treatment as an incentive stock option.

     10. DEATH OF OPTIONEE. If Optionee dies while employed by the Company, any vested Options shall expire on the earlier of one year after Optionee's death or the Expiration Date. Such Vested Options shall be exercisable by the personal representative or administrator of the deceased Optionee's estate, or by any trustee, heir, legatee or beneficiary (collectively referred to for convenience as the "legal representative") who shall have acquired the Vested Option directly from the Optionee by will or by the laws of descent and distribution. Prior to the exercise of any such Vested Option, the legal representative of the deceased Optionee shall furnish to the Company an executed Exercise Form together with a certified copy of letters testamentary or other proof deemed sufficient by the Committee of the right of the legal representative to exercise such Vested Option in accordance with the provisions of this Plan.

     11. DISABILITY. If Optionee becomes disabled, then Optionee's Vested Options shall expire on the earlier of one year after Optionee becomes disabled or the Expiration Date. An Optionee shall be considered to be disabled if a qualified medical physician approved by the Company certifies to the Company that the Optionee is unable to be gainfully employed by the Company by reason of a diagnosed and determinable physical or mental impairment which can be expected to result in death or has lasted and can be expected to last for a continuous period of not less than 12 months.

     12. RETIREMENT. If Optionee retires from employment with the Company, then the Optionee's Vested Options shall expire on the earlier of three months after Optionee retires or the Expiration Date.

     13.  TERMINATION OF EMPLOYMENT. If Optionee's employment with the
Company is otherwise terminated, then Optionee's Vested Options shall expire on the earlier of three months after such termination or the Expiration Date.

     14. ADJUSTMENT FOR CHANGES IN CAPITAL. If the outstanding Shares that are subject to this ISO shall at any time be changed or exchanged by declaration of a stock dividend, split-up, subdivision or combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number and kind of shares subject to this ISO and the Exercise Price shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate Exercise Price. In the event of a dissolution or liquidation of the Company, or a merger, consolidation, sale of all or substantially all of its assets, or other corporate reorganization in which the Company is not the surviving corporation, or in which the Company is the surviving corporation but holders of Shares receive securities of another corporation, this ISO shall terminate as of the effective date of such event, provided that immediately prior to such event, Optionee shall have the right to exercise this ISO in whole or in part; however, such exercise shall be subject to the restrictions contained in this ISO.

     15. ADMINISTRATION. The Committee designated by the Company's Board of Directors shall have the authority, consistent with the Plan, to interpret the Plan and this ISO, to adopt, amend and rescind rules and regulations for the administration of the Plan and this ISO, and generally to conduct and administer the Plan and to make all determinations in connection therewith which may be necessary or advisable, and all such actions of the Committee shall be final and conclusive for all purposes and binding upon Optionee.

     16. MISCELLANEOUS. This ISO shall inure to the benefit of and be binding upon each successor of the Company. All obligations imposed upon and all rights granted to the Optionee and all rights reserved by the Company under this ISO shall be binding upon and inure to the benefit of Optionee, Optionee's heirs, personal representatives, administrators and successors. Unless the context requires otherwise, words denoting the singular may be construed as denoting the plural and the words of the plural may be construed as denoting the singular and words of one gender may be construed as denoting such other gender as is appropriate.

                                    TELEHUB COMMUNICATIONS CORPORATION,
                                          a Nevada corporation


                                    By:
                                       ---------------------------------------
                                       Donald. H. Sledge, Vice-Chairman


Accepted by Optionee:
                     ---------------------------------------------------------